Exhibit 10.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

CALIFORNIA RESOURCES CORPORATION

and

EACH OF THE SELLERS PARTY HERETO

July 1, 2024

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July 1, 2024, by and among California Resources Corporation, a Delaware corporation (the “Company”), and each of the parties set forth on the signature pages hereto (each, a “Seller” and collectively, the “Sellers”).

RECITALS

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of February 7, 2024 (the “Merger Agreement”), among the Company, Petra Merger Sub I, LLC, Petra Merger Sub C, LLC, Petra Merger Sub O, LLC, Petra Merger Sub O2, LLC, Petra Merger Sub O3, LLC, each a Delaware limited liability company and a wholly-owned subsidiary of the Company, Petra Merger Sub S, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, IKAV Impact USA Inc., a Delaware corporation, CPPIB Vedder US Holdings LLC, a Delaware limited liability company, Opps Xb Aera E CTB, LLC, a Delaware limited liability company, Opps XI Aera E CTB, LLC, a Delaware limited liability company, Green Gate COI, LLC, a Delaware limited liability company, and solely for purposes of the Member Provisions (as defined in the Merger Agreement), IKAV Impact S.a.r.l., a Luxembourg corporation, Simlog, Inc., a Delaware corporation, IKAV Energy Inc., a Delaware corporation, CPP Investment Board Private Holdings (6), Inc., a Canadian corporation, OCM Opps Xb AIF Holdings (Delaware), L.P., a Delaware limited partnership, Oaktree Huntington Investment Fund II AIF (Delaware), L.P. – Class C, a Delaware limited partnership, OCM Opps XI AIV Holdings (Delaware), L.P., a Delaware limited partnership, and OCM Aera E Holdings, LLC, a Delaware limited liability company, the Company issued the Securities to the Sellers; and

WHEREAS, the parties hereto desire to enter into an agreement to provide for certain rights and obligations associated with ownership of the Securities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Merger Agreement, except that the terms set forth below are used herein as so defined:

“Affiliate” has the meaning ascribed to it, on the date hereof, under Rule 405 of the Securities Act; provided, however, that solely for purposes of Section 2.6, “Affiliate”, with respect to any Person, means any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question; it being understood that, with respect to a Holder or any of its Affiliates, (x) “Affiliate” does not include any portfolio company of a Holder or any of its Affiliates and (y) for purposes of this Agreement, the Company and its subsidiaries shall not be deemed to be an Affiliate of any Holder or such Holder’s Affiliates. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Registration Rights Agreement.

“Authority” means any domestic (including federal, state or local) or foreign court, arbitrator, administrative, regulatory or other governmental department, agency, official, commission, tribunal, authority or instrumentality, non-government authority or self-regulatory body (including any domestic or foreign securities exchange).

“Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Exchange Act. “Beneficial Ownership” has a correlative meaning.

“Block Trade” means the sale of Registrable Securities to one or more purchasers that are financial institutions in an offering registered under the Securities Act without a prior public marketing process by means of a block trade.

“Block Trade Notice” has the meaning specified therefor in Section 2.1(c) of this Agreement.

“Bought or Overnight Underwritten Offering” has the meaning specified therefor in Section 2.2(b) of this Agreement.

“Bought or Overnight Underwritten Holder Offering” means the sale of Registrable Securities to one or more purchasers that are financial institutions in an offering registered under the Securities Act (a) without a prior public marketing process by means of a bought deal or (b) pursuant to an “overnight” underwritten offering.

“Business Day” means any day other than a day on which the SEC is closed.

“Closing Date” means the date of this Agreement.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and any class or classes of securities issued or issuable with respect to such common stock by way of reclassification, dividend or distribution or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement and includes any successor thereto.

“CPPIB Holder” means CPP Investment Board Private Holdings (6), Inc., a Canadian corporation, and its Affiliates, when any such Person is a holder or owner of any Registrable Securities.

“CPPIB Holder Group” means, as of any time of determination, all CPPIB Holders at such time.

“Delivery Failure” has the meaning specified therefor in Section 2.8(a) of this Agreement.

“e-mail” has the meaning specified therefore in Section 3.1 of this Agreement.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means the Sellers and their respective Affiliates, when such Person is a holder or owner of any Registrable Securities.

“IKAV Holder” means each of IKAV Impact S.a.r.l., a Luxembourg corporation, Simlog, Inc., a Delaware corporation, and IKAV Energy Inc., a Delaware corporation, and each of their respective Affiliates, when any such Person is a holder or owner of any Registrable Securities.

“IKAV Holder Group” means, as of any time of determination, all IKAV Holders at such time.

“Included Registrable Securities” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Launch Date” has the meaning specified therefor in Section 2.2(b) of this Agreement.

“Losses” has the meaning specified therefor in Section 2.8(b) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering or Bought or Overnight Underwritten Offering, the book running lead manager of such Underwritten Offering or Bought or Overnight Underwritten Offering.

“Maximum Number of Securities” has the meaning specified therefor in Section 2.1(c) of this Agreement.

“Maximum Piggyback Number of Securities” has the meaning specified therefor in Section 2.2(b) of this Agreement.

“Member Holder Group” means each of the CPPIB Holder Group, the IKAV Holder Group and the Oaktree Holder Group, singly.

“Merger Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Oaktree Holder” means each of OCM Opps Xb AIF Holdings (Delaware), L.P., a Delaware limited partnership, Oaktree Huntington Investment Fund II AIF (Delaware), L.P. – Class C, a Delaware limited partnership, OCM Opps XI AIV Holdings (Delaware), L.P., a Delaware limited partnership, OCM Aera E Holdings, LLC, a Delaware limited liability company, Oaktree Huntington Investment Fund II AIF (Delaware), L.P. – Class G, a Delaware limited partnership, and each of their respective Affiliates, when any such Person is a holder or owner of any Registrable Securities.

“Oaktree Holder Group” means, as of any time of determination, all Oaktree Holders at such time.

“Opt-Out Notice” has the meaning specified therefor in Section 2.2(b) of this Agreement.

“Other Holder” has the meaning specified therefor in Section 2.2(c) of this Agreement.

“Person” means any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, foundation, unincorporated organization or government or other agency or political subdivision thereof.

“Piggyback Offering” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Primary Selling Holder” has the meaning specified therefor in Section 2.1(b) of this Agreement.

“Registrable Securities” means the Securities, upon original issuance thereof, or any shares or other securities issued in respect of such Registrable Securities because of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Securities or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock or other Registrable Securities, until such time as such securities cease to be Registrable Securities pursuant to Section 1.2 hereof.

“Registration Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission (or any successor agency).

“Securities” means the shares of Common Stock issued pursuant to the Merger Agreement.

“Seller” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Selling Expenses” means all underwriting discounts, selling commissions or similar fees or arrangements or stock transfer taxes allocable to the sale of the Registrable Securities, and fees and disbursements of counsel to the Selling Holders, other than those fees and disbursements of counsel required to be paid by the Company pursuant to Section 2.6(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.8(a) of this Agreement.

“Shelf Registration” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Shelf Registration Statement” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Stockholder’s Agreement” means, with respect to a Seller, that certain Stockholder’s Agreement, dated as of the date hereof, by and between such Seller or its Affiliate and the Company.

“Termination Date” has the meaning specified therefor in Section 3.17 of this Agreement.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, Registrable Securities.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” has the meaning specified therefor in Section 2.1(b) of this Agreement.

“Underwritten Offering Filing” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Underwritten Offering Notice” has the meaning specified therefor in Section 2.1(b) of this Agreement.

“Underwritten Offering Request” has the meaning specified therefor in Section 2.1(b) of this Agreement.

Section 1.2 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 under circumstances in which all of the applicable conditions of such Rule (then in effect) are met; or (c) such Registrable Security has been sold or disposed of in a transaction in which the Holders’ rights under this Agreement are not transferred or assigned pursuant to Section 3.3 of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Shelf Registration.

(a) Registration. The Company shall, as soon as practicable after the Closing Date, but in any event within 20 Business Days after the Closing Date, file a “shelf” registration statement to permit the resale of the Registrable Securities from time to time pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Registration”). The registration statement shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for the offer and sale of the Registrable Securities (such registration statement, a “Shelf Registration Statement”). If permitted under the Securities Act, such registration statement shall be one that is automatically effective upon filing and, if such registration is not automatically effective, the Company shall use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the 120th calendar day following the filing date thereof if the SEC notifies the Company that it will “review” such registration statement and (b) the 10th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. Subject to the provision by each Holder of all information reasonably requested by the Company for such purposes, the Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities by the Holders until such time as there are no longer any Registrable Securities; provided, however, that, other than in connection with an Underwritten Offering, the Company shall not be required to supplement or amend any registration statement to reflect the transfer to a new or existing Holder except upon request of either Seller and in any event not more than four times in any consecutive 12 months (excluding supplements or amendments in connection with an Underwritten Offering). In the event the Company files a registration statement on Form S-1, the Company shall use its commercially reasonable efforts to convert such registration statement into a registration statement on Form S-3 as soon as practicable after Form S-3 is available to the Company.

(b) Right to Effect Underwritten Offerings. Subject to the provisions hereof, members of the CPPIB Holder Group and IKAV Holder Group shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective and until the Termination Date, to sell all or a portion of such Registrable Securities as are then registered pursuant to such registration statement in an underwritten offering or a Bought or Overnight Underwritten Holder Offering (each, an “Underwritten Offering”) upon not less than seven Business Days’ prior written notice to the Company (such request, an “Underwritten Offering Request”); provided, however, that (based on then-current market prices) the number of Registrable Securities included in each such Underwritten Offering would reasonably be expected to yield gross proceeds to the Holders of at least $50,000,000, and provided further that each of the CPPIB Holder Group and the IKAV Holder Group shall not be entitled to request an Underwritten Offering (i) more than four times in the aggregate and (ii) more than two times in any single calendar year. As soon as reasonably practicable after receipt by the Company of an Underwritten Offering Request from a Holder (the “Primary Selling Holder”) in accordance with this Section 2.1(b), the Company shall give written notice (an “Underwritten Offering Notice”) of such Underwritten Offering Request to all other Holders and shall, subject to the provisions of this Article II, use commercially reasonable efforts to include in such Underwritten Offering all Registrable Securities with respect to which the Company received written requests for inclusion therein within five Business Days after such Underwritten Offering Notice is given by the Company to such Holders.

(c) Block Trade. Notwithstanding anything in Section 2.1(b), any member of the CPPIB Holder Group and IKAV Holder Group shall be permitted to request that the Company facilitate a Block Trade, subject to the provisions of this Section 2.1(c) up to two times in any single calendar year. All requests that the Company facilitate a Block Trade by a member of the applicable Member Holder Group (a “Holder Block Trade”) shall be made by giving written notice to the Company (a “Block Trade Notice”). Each Block Trade Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Holder Block Trade and the proposed date of such proposed Holder Block Trade, provided that such date must be at least five Business Days after receipt of the Block Trade Notice. Notwithstanding the foregoing, the Company will not be required to take any action pursuant to this Section 2.1(c) if a Block Trade is not expected to yield aggregate gross proceeds of at least $50,000,000. The Company shall use its commercially reasonable efforts to facilitate each such Block Trade, including, the delivery of customary comfort letters and customary legal opinions, subject to receipt by the Company, its auditors and legal counsel of customary representations and other customary documentation as may be reasonably necessary to permit the delivery of such comfort letters and legal opinions.

(d) Priority on Underwritten Offering. With respect to the registration pursuant to this Section 2.1, the Company may include shares of Common Stock other than Registrable Securities in an Underwritten Offering, subject to the terms provided below. If the Managing Underwriter or Underwriters of any Underwritten Offering advises the Company and the Primary Selling Holder that the total amount of securities that the Selling Holders and any other Persons intend to include in such Underwritten Offering exceeds the number that can be sold in such Underwritten Offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for such securities (the “Maximum Number of Securities”), then the securities to be included in such Underwritten Offering shall include the number of securities that such Managing Underwriter or Underwriters advises the Company and the Primary Selling Holder can be sold without having such adverse effect, with such number to be allocated: (x) first, to the Registrable Securities proposed to be sold by the Primary Selling Holder in such Underwritten Offering up to the Maximum Number of Securities; (y) second, to the extent that the Maximum Number of Securities has not been reached under clause (x), to the Registrable Securities proposed to be sold by all other Selling Holders in such Underwritten Offering, pro rata based upon the number of Registrable Securities owned by each such Selling Holder at the time of such offering, which can be sold without exceeding the Maximum Number of Securities; and (z) third, to the extent that the Maximum Number of Securities has not been reached under clauses (x) and (y), to the securities to be offered and sold by or on behalf of the Company, which can be sold without exceeding the Maximum Number of Securities.

(e) Selection of Underwriters. If any of the Registrable Securities are to be sold (i) in an Underwritten Offering (excluding a Bought or Overnight Underwritten Holder Offering) initiated by the Holders, the Company shall propose three or more reputable nationally recognized investment banks to act as the Managing Underwriter or Underwriters in connection with such Underwritten Offering from which the Primary Selling Holder shall select the Managing Underwriter or Underwriters, and (ii) in a Bought or Overnight Underwritten Holder Offering, the Primary Selling Holder in such Bought or Overnight Underwritten Holder Offering shall be entitled to select the Underwriter or Underwriters for such Bought or Overnight Underwritten Holder Offering (which shall consist of one or more reputable nationally recognized investment banks). The Primary Selling Holder shall determine the pricing of the Registrable Securities offered pursuant to such Underwritten Offering, the applicable underwriting discounts and commissions, and the timing of any such Underwritten Offering, subject to this Agreement.

(f) Basis of Participation. No Holder may sell Registrable Securities in any offering pursuant to an Underwritten Offering unless it (i) agrees to sell such Registrable Securities on the same basis provided in the underwriting or other distribution arrangements approved by the Company and the Primary Selling Holder that apply to the Company and/or the Primary Selling Holder, as applicable, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other customary documents as may be reasonably required under the terms of such arrangements; provided, however, that no Holder shall be required to make any representations or warranties to the Company or any underwriter (other than representations and warranties regarding such Holder’s ownership of its Registrable Securities to be sold or transferred, such Holder’s power and authority to effect such transfer, and such matters pertaining to compliance with securities laws as may be reasonably requested by the Company or the underwriters, and such other representations, warranties and other provisions relating to such Holder’s participation in such Underwritten Offering as may be reasonably requested by the underwriters) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 2.8(b) or to the Underwriters with respect thereto.

(g) Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to the Selling Holders, delay the filing or effectiveness of a registration statement or execution of an Underwritten Offering under this Section 2.1 or, suspend the use of any prospectus which is a part of a registration statement filed under this Section 2.1 (in which event the Selling Holders shall discontinue sales of the Registrable Securities pursuant to such registration statement but such Selling Holder may settle any contracted sales of Registrable Securities) if the Company notifies the Selling Holders in writing that the Company (i) is pursuing a bona fide material acquisition, merger, reorganization, disposition, joint venture, financing or other similar transaction and a majority of the board of directors of the Company (the “Board”) determines in its reasonable and good faith discretion that any required disclosure of such transaction in the registration statement would have an adverse effect on any such transaction or (ii) is in possession of material non-public information and a majority of the Board determines in its reasonable and good faith discretion that any required disclosure in the registration statement of such information or event would not be in the best interest of the Company; provided, however, in no event shall (A) such filing of the registration statement under Section 2.1 be delayed under this Section 2.1(f) for a period that exceeds 90 consecutive days or 120 days in the aggregate, in each case, in any 12-month period, or (B) any Selling Holder be suspended under this Section 2.1(f) or Section 2.3(p) from selling Registrable Securities pursuant to such registration statement for a period that exceeds 90 consecutive days or 120 days in the aggregate, in each case, in any 12-month period. Upon notice by the Company to the Selling Holders of any Board determination to delay the filing of a registration statement under Section 2.1 or suspend the use of any prospectus which is a part of a registration statement filed under Section 2.1, the Selling Holders shall refrain from making offers and sales of Registrable Securities during the pendency of such delay or suspension, keep the fact of any such delay or suspension strictly confidential and not use or disclose such notice or information to any Person other than such Selling Holders’ legal counsel or as required by law. If, pursuant to this Section 2.1(f), the Company delays an Underwritten Offering requested by the Holders, the Holders shall be entitled to withdraw such Underwritten Offering Request and, if they do so, such request shall not count against the limitations on the number of such registrations set forth in Section 2.1(b). Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement. The Company may only exercise its suspension rights under this Section 2.1 if it exercises similar suspension rights with respect to each other holder of securities that is entitled to registration rights under an agreement with the Company.

Section 2.2 Piggyback Rights.

(a) Participation. Except as provided in Section 2.2(b), if at any time after 180 days following the date of this Agreement, the Company proposes to file (i) a shelf registration statement, (ii) a prospectus supplement to an effective shelf registration statement, and Holders could be included without the filing of a post-effective amendment thereto (other than a post-effective amendment that is immediately effective), or (iii) a registration statement, other than the registration statements contemplated by Section 2.1 of this Agreement, in the case of each of clause (i), (ii) or (iii), for the sale of Common Stock in an Underwritten Offering (other than a Bought or Overnight Underwritten Holder Offering) for its own account and/or the account of another Person, then as soon as reasonably practicable but not less than five Business Days prior to the filing of (A) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (B) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (C) such registration statement, as the case may be (an “Underwritten Offering Filing”), the Company shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering (a “Piggyback Offering”) to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of the Registrable Securities (the “Included Registrable Securities”) as the Holders may request in writing; provided, however, that if the Company has been advised by the Managing Underwriter, and the Company has advised the Selling Holders, that the inclusion of Registrable Securities for sale for the benefit of the Selling Holders will have an adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Selling Holders shall be determined based on the provisions of Section 2.2(c) of this Agreement. The notice required to be provided in this Section 2.2(a) to the Holders shall be provided on a Business Day pursuant to Section 3.1 hereof. The Holders shall then have four Business Days to request inclusion of Registrable Securities in such Underwritten Offering. If no request for inclusion from the Holders is received within such period, the Holders and their Affiliates shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company or such other Persons who have or have been granted registration rights, as applicable, shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. A Selling Holder shall have the right to withdraw its request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to the Company of such withdrawal prior to the filing of the registration statement or prospectus supplement relating to such offering.

(b) Bought or Overnight Underwritten Offering Piggyback Rights. If, at any time after 180 days following the date of this Agreement, the Company or any other Person proposes to file an Underwritten Offering Filing and such Underwritten Offering is a bought Underwritten Offering or is expected to be launched (the “Launch Date”) after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day (either such execution format, a “Bought or Overnight Underwritten Offering”), then no later than one Business Day after the Managing Underwriter is engaged for the proposed Bought or Overnight Underwritten Offering, the Company shall notify (including, but not limited to, notice by electronic mail) the Holders of the pendency of the Bought or Overnight Underwritten Offering and such notice shall offer the Holders the opportunity to include in such Bought or Overnight Underwritten Offering such number of Registrable Securities as any Holder may request in writing within one Business Day after the Holders receive such notice; provided, that if the Managing Underwriter or Underwriters advises the Company that the giving of notice pursuant to this Section 2.2(b) would adversely affect the Bought or Overnight Underwritten Offering, no such notice shall be required (and the Holders shall have no right to include Registrable Securities in such Bought or Overnight Underwritten Offering). The notice required to be provided in this Section 2.2(b) to the Holders shall be provided on a Business Day pursuant to Section 3.1 hereof. The Holders shall then have two Business Days to request inclusion of Registrable Securities in the Bought or Overnight Underwritten Offering. If no request for inclusion from the Holders is received within such period, the Holders and their Affiliates shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of such Bought or Overnight Underwritten Offering pursuant to this Section 2.2(b) and prior to the execution of the underwriting agreement or purchase agreement for such Bought or Overnight Underwritten Offering, the Company or the applicable Person initiating such Bought or Overnight Underwritten Offering determines for any reason not to undertake or to delay such Bought or Overnight Underwritten Offering, the Company shall give written notice of such determination to the Selling Holders and, (i) in the case of a determination not to undertake such Bought or Overnight Underwritten Offering, shall be relieved of its obligation to sell any Registrable Securities held by the Selling Holders in connection with such abandoned or delayed Bought or Overnight Underwritten Offering, and (ii) in the case of a determination to delay such Bought or Overnight Underwritten Offering, shall be permitted to delay offering any Registrable Securities held by the Selling Holders for the same period as the delay of the Bought or Overnight Underwritten Offering. Each Selling Holder shall have the right to withdraw its request for inclusion of such Selling Holder’s Registrable Securities in such Bought or Overnight Underwritten Offering by giving written notice to the Company of such withdrawal at least one Business Day prior to execution of the underwriting agreement or purchase agreement for such Bought or Overnight Underwritten Offering. Notwithstanding the foregoing, a Holder may deliver a written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Piggyback Offering; provided, however, that such Holder may later revoke such Opt-Out Notice in writing. Following receipt of such Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Holder pursuant to this Section 2.2 and such Holder shall not be entitled to participate in any such Piggyback Offering pursuant to this Section 2.2.

(c) Priority of Rights. In connection with an Underwritten Offering contemplated by Section 2.2(a) or Section 2.2(b), as applicable, if the Managing Underwriter or Underwriters of any such Underwritten Offering or advises the Company, and the Company advises the Selling Holders in writing, that the total amount of Common Stock that the Selling Holders and any other Persons intend to include in such Underwritten Offering exceeds the number that can be sold in such Underwritten Offering without being likely to have an adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock (the “Maximum Piggyback Number of Securities”), then the Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the shares of Common Stock proposed to be sold by the Company or such other Person that has requested such registration, filing or offering, as the case may be, up to the Maximum Piggyback Number of Securities; (ii) second, to the extent the Maximum Piggyback Number of Securities has not been reached under clause (i), to the Registrable Securities proposed to be included in such Underwritten Offering by the other Selling Holders, pro rata among such Selling Holders based on the number of Registrable Securities owned by such Selling Holder at the time of such offering, which can be sold without exceeding the Maximum Piggyback Number of Securities; and (iii) third, to the extent the Maximum Piggyback Number of Securities has not been reached under clauses (i) and (ii), to the shares of Common Stock proposed to be included in such Underwritten offering by any other holders of shares of Common Stock having rights of registration with respect to such shares (“Other Holders”) who have requested participation in such Underwritten Offering, pro rata among such Other Holders based on the number of shares of Common Stock owned by such Other Holder at the time of such offering, which can be sold without exceeding the Maximum Piggyback Number of Securities.

(d) At-the-Market Offerings. Notwithstanding anything in this Section 2.2 to the contrary, no Holder shall have any right to include any securities in any offering by the Company of securities executed pursuant to any “at the market” program that the Company may have in effect from time to time on or after the date of this Agreement.

Section 2.3 Registration Procedures. In connection with its obligations under this Article II, the Company (or the applicable Selling Holder in the case of Section 2.3(p)), will:

(a) prepare and file with the SEC, and use its commercially reasonable efforts to cause to be declared or become effective as soon as reasonably practicable, each registration statement contemplated by this Agreement with respect to all Registrable Securities as provided herein, and make all required filings with FINRA; provided, that, upon the occurrence of any event that would cause any registration statement or the prospectus contained therein to contain a material misstatement or omission, the Company shall file an appropriate amendment to the registration statement, a supplement to the prospectus, or a report filed with the SEC pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, correcting any such misstatement or omission, and the Company shall use its commercially reasonable efforts to cause such amendment to be declared or become effective and the registration statement and the related prospectus to become usable for their intended purposes as soon as reasonably practicable thereafter;

(b) (i) prepare and file with the SEC such amendments and supplements to each registration statement and the prospectus used in connection therewith as may be necessary to cause the registration statement to be effective and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement; and (ii) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering or Bought or Overnight Underwritten Offering from a registration statement contemplated by this Agreement and the Managing Underwriter at any time shall notify each Selling Holder that, in the reasonable judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering or Bought or Overnight Underwritten Offering of such Registrable Securities, or if such information is required by applicable law (including the rules and regulations of the SEC), include such information in a prospectus supplement; provided, that, before filing any registration statement, prospectus or any amendments or supplements thereto the Company shall provide reasonable advance notice thereof to each Selling Holder and, if requested, furnish a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least three Business Days prior to such filing or, in the case of documents filed in connection with an Bought or Overnight Underwritten Offering, at least one Business Day), and the Company shall not file any such registration statement or prospectus or any amendments or supplements thereto in respect of which a Selling Holder has provided or must provide information for the inclusion therein without such Selling Holder being afforded an opportunity to review such documentation;

(c) furnish to each Selling Holder such number of copies of the registration statement and the prospectus included therein and any supplements and amendments thereto as the Selling Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by the registration statement;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by any registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as a Selling Holder or, in the case of an Underwritten Offering or Bought or Overnight Underwritten Offering, the Managing Underwriter, shall reasonably request, to use its commercially reasonable efforts to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable each Selling Holder to consummate the disposition in such jurisdictions of the securities owned by such Selling Holder, provided, that, the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify, subject itself to taxation in any jurisdiction where it is not then taxed, or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of any registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such registration statement or any post-effective amendment thereto contemplated by this Agreement, when the same has become effective; and (ii) receipt of any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to any registration statement contemplated by this Agreement or any prospectus or prospectus supplement thereto;

(f) promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in any registration statement contemplated by this Agreement or any post-effective amendment thereto, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to, as promptly as reasonably practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to use its commercially reasonable efforts to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities or any such registration statement relating to the offering of Registrable Securities;

(h) in the case of an Underwritten Offering or Bought or Overnight Underwritten Offering, use its commercially reasonable efforts to furnish, or cause to be furnished, upon request and addressed to the underwriters, placement agents or sales agents, as applicable, and to the Selling Holders, (i) an opinion and negative assurance letter of counsel for the Company, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and an opinion and letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “comfort letter,” dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement or other purchase or sales agreement, in each case, signed by the independent public accountants (and, if applicable, independent reserve engineers who have certified the Company’s financial statements (or prepared or reviewed or audited, as applicable, oil and gas reserves) included or incorporated by reference into the applicable registration statement), and each such opinion and “comfort letter” shall be in customary form and cover substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ (and, if applicable, independent reserve engineers’) letters delivered to the underwriters in Underwritten Offerings or Bought or Overnight Underwritten Offerings of securities, and such other matters as such underwriters or placement or sales agents or a Selling Holder may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the Managing Underwriter and the Selling Holders access to such information and the Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that, the Company need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

(k) use its commercially reasonable efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed or quoted;

(l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(n) enter into customary agreements and use its commercially reasonable efforts to take such other actions as are reasonably requested by the Selling Holders or the underwriters or placement or sales agents, if any, in order to expedite or facilitate the disposition of such Registrable Securities and entry of such Registrable Securities in book-entry with The Depository Trust Company (including, making appropriate officers of the Company available to participate in any “road show” presentations before analysts and other customary marketing activities (including one on one meetings with prospective purchasers of the Registrable Securities));

(o) use its commercially reasonable efforts to cause the Registrable Securities to be initially represented by direct registration with the Company’s transfer agent and provide a CUSIP number for all Registrable Securities and, in connection therewith, if reasonably required by the Company’s transfer agent, the Company shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under a shelf registration statement or any other registration statement contemplated by this Agreement;

(p) each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 2.3, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.3 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or Underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

(q) if requested by a Selling Holder, (i) as soon as reasonably practicable incorporate in a prospectus supplement or post-effective amendment such information as a Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to such Holder or any subsequent Holder, the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as reasonably practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as reasonably practicable, supplement or make amendments to the registration statement; and

(r) use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of, and facilitate the disposition of, the Registrable Securities contemplated hereby.

Section 2.4 Cooperation by Holders. The Company shall have no obligation to include in any registration statement contemplated by this Agreement any Registrable Securities of a Holder who has failed to timely furnish such information that the Company, based on the advice of counsel, determines is reasonably required to be furnished or confirmed in order for the registration statement or prospectus supplement thereto, as applicable, to comply with the Securities Act.

Section 2.5 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities participating in an Underwritten Offering or Bought or Overnight Underwritten Offering of equity securities by the Company agrees, if requested by such Managing Underwriter or Underwriters with respect to such Underwritten Offering or Bought or Overnight Underwritten Offering such Holder is participating in, not to effect any public sale or distribution of the Registrable Securities for a period of up to 90 days following completion of such Underwritten Offering or Bought or Overnight Underwritten Offering, as applicable, provided that (i) the Company gives written notice to the Holders of the date of the commencement and termination of such period with respect to any such Underwritten Offering or Bought or Overnight Underwritten Offering and (ii) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters of such public sale or distribution on the Company or on the officers or directors or any other shareholder of the Company on whom a restriction is imposed; provided further, that this Section 2.5 shall not apply to a Holder that, together with its Affiliates, Beneficially Owns less than 7.5% of the issued and outstanding shares of Common Stock at the time of the offering unless such Holder (or its Affiliate) has the right to nominate a member of the Board and has not waived such right under the applicable Stockholder’s Agreement. Without limiting the generality of the foregoing, (a) no Holder participating in such offering shall be required to sign a lock-up agreement that contains restrictions that are more restrictive than the restrictions contained in the lock-up agreements executed by any other holder of Common Stock participating in such offering, and (b) each Holder shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 2.5 in the event and to the extent that the Managing Underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director or participating holder of Common Stock.

Section 2.6 Transfer Restrictions.

(a) Subject to Section 2.6(b) and (c), each Holder agrees that, without the prior written consent of the Company, such Holder shall not Transfer all or any part of the Registrable Securities or any right or economic interest pertaining thereto, including the right to vote or consent on any matter or to receive or have any economic interest in dividends from the Company pursuant thereto (the “Lock-up Restriction”); provided, however, that the Lock-up Restriction shall not apply with respect to any Transfer to general partners, limited partners, members or stockholders of any such Holder, or to any corporation, partnership, limited liability company, investment fund or other entity that controls or manages or is controlled or managed by any such Holder or its Affiliates, or to any Affiliate under common control or management with any such Holder other than, in each case, a portfolio company of a Holder or any of its Affiliates, provided that, as a condition to the effectiveness of such Transfer, (i) such transferee agrees in writing, for the benefit of the Company, to be bound by the terms of this Agreement applicable to such Holder and (ii) the Company is given written notice prior to any such Transfer, stating the name and address of each such transferee and identifying the Securities to be Transferred.

(b) The Lock-up Restriction shall cease to apply to the Registrable Securities as follows:

(i) on and after the six-month anniversary of the date hereof, the members of each Member Holder Group may Transfer up to 1/3 of the total number of Registrable Securities in the aggregate (rounded up to the nearest whole Registrable Security) Beneficially Owned by such Member Holder Group as of the date hereof;

(ii) on and after the 12-month anniversary of the date hereof, the members of each Member Holder Group may Transfer up to 2/3 of the total number of Registrable Securities in the aggregate (rounded up to the nearest whole Registrable Security), minus the total number of Registrable Securities Transferred by the members of such Member Holder Group pursuant to Section 2.6(b)(i), Beneficially Owned by such Member Holder Group as of the date hereof; and

(iii) on and after the 18-month anniversary of the date hereof, the Lock-up Restriction shall no longer apply and each Holder may Transfer all of the total number of Securities Beneficially Owned by such Holder as of the date hereof.

(c) Notwithstanding the foregoing, the Lock-up Restriction shall not apply to, and nothing in the foregoing shall restrict or prohibit any Holder or any of its Affiliates from, any of the following:

(i) any Transfer in connection with the completion of a liquidation, stock exchange or other similar transaction that results in all of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property;

(ii) Transferring Registrable Securities to the Company pursuant to agreements under which the Company has the option to repurchase such Securities or pursuant to a share repurchase program approved by the Board;

(iii) engaging in hedging or other transactions or arrangements, in each case, concerning a broad-based index or basket of securities that may involve shares of Common Stock of the Company but do not otherwise involve the Transfer of any Registrable Securities Beneficially Owned by a Holder and would not require any filing by any Holder under the Securities Exchange Act of 1934, as amended, with respect to the Common Stock Beneficially Owned by such Holder; or

(iv) Transferring Registrable Securities by operation of law or pursuant to a final order of a court or regulatory agency.

(d) Any purported Transfer in violation of this Section 2.6 shall be null and void ab initio.

Section 2.7 Expenses.

(a) Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on any registration statement, prospectus or prospectus supplement or amendment or supplement contemplated by this Agreement, an Underwritten Offering or Bought or Overnight Underwritten Offering covered under this Agreement, and/or the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of FINRA and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the reasonable and documented fees and disbursements of (x) one counsel to the CPPIB Holder Group, one counsel to the IKAV Holder Group and one counsel to the Oaktree Holder Group, in each case, to the extent such Member Holder Group is participating in such registration statement or offering, and (y) counsel and independent public accountants (and, if applicable, independent reserve engineers) for the Company, including the expenses of any legal opinions or letters, special audits or “comfort letters” required by or incident to such performance and compliance.

(b) Expenses. The Company will pay all Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering or Bought or Overnight Underwritten Offering, whether or not any sale is made pursuant to a registration statement; provided that Selling Holders shall pay any and all applicable Selling Expenses.

Section 2.8 Indemnification.

(a) By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Selling Holder thereunder, its Affiliates and their respective directors, officers, managers, employees and agents and each Underwriter pursuant to the applicable underwriting agreement with such Underwriter and each Person, if any, who controls such Selling Holder or Underwriter within the meaning of the Securities Act and the Exchange Act and its directors, officers, employees and agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’, accountants’ and experts’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus (or roadshow or other similar marketing material) or final prospectus, or any amendment or supplement thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in a registration statement or any prospectus contained therein or any amendment or supplement thereof; and provided, further, that the Company will not be liable to any Selling Holder Indemnified Person with respect to any preliminary prospectus or the final prospectus (including any amended or supplemented preliminary or final prospectus), as the case may be, to the extent that any such Loss of such Selling Holder Indemnified Person results from the fact that such Selling Holder Indemnified Person did not send or give, at or prior to the written confirmation of the applicable sale of Registrable Securities, a copy of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such Selling Holder Indemnified Person and such final prospectus, as then amended or supplemented, has corrected any such misstatement or omission (such failure to send or deliver, a “Delivery Failure”). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person and shall survive the transfer of such securities by the applicable Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors and officers, and each Person, if any, who controls the Company (a “Company Indemnified Person”) within the meaning of the Securities Act or of the Exchange Act against (i) any Losses to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any registration statement contemplated by this Agreement or any prospectus contained therein or any amendment or supplement thereof relating to the Registrable Securities and (ii) any Losses of such Company Indemnified Person resulting from any Delivery Failure on the part of such Selling Holder; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Selling Holder, which consent shall not be unreasonably withheld or delayed; and provided, further that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but such indemnified party’s failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under this Section 2.8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 2.8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select one separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (firm) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, in its sole discretion, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to the Company or any Selling Holder Indemnified Person or is insufficient to hold it harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between the Company, on the one hand, and such Selling Holder Indemnified Person, on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of such Selling Holder Indemnified Person, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of any Selling Expenses) received by any Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the Company, on the one hand, and each Selling Holder Indemnified Person, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144, at all times from and after the Closing Date until there are no Registrable Securities outstanding;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the Closing Date until there are no Registrable Securities outstanding;

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and

(d) take such further action as any Holder may reasonably request to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144, including, without limitation, delivering customary legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent without unreasonable delay, and in each case as may be reasonably requested from time to time by the Holder, and otherwise use commercially reasonable efforts to cooperate with Holder and Holder’s broker in their efforts to effect such sale of securities pursuant to Rule 144.

Section 2.10 Information by Holder. Any Holder or Holders of Registrable Securities included in any registration statement shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.

Section 2.11 No Inconsistent Agreements; Limitation on Subsequent Registration Rights. The Company has not entered, as of the date hereof, and the Company shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Sellers in this Agreement. From and after the date of this Agreement until there are no Registrable Securities outstanding, the Company shall not, without the prior written consent of the Holders of a majority of the then outstanding Registrable Securities held by each Member Holder Group, (i) enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any Piggyback Offering on a basis that is pari passu with or superior in any respect to the Piggyback Offering rights granted to the Holders pursuant to Section 2.2 of this Agreement, or (ii) enter into any agreement, take any action or permit any change to occur with respect to its securities that subordinates, conflicts with, or would impair the rights granted to the Holders pursuant to, and subject to any conditions or limitations thereon contained in, this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1 Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received; provided, that, each notice party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:

If to the Company, to:

California Resources Corporation

1 World Trade Center, Suite 1500

Long Beach, California 90831

Attn: Michael L. Preston

Email: michael.preston@crc.com

With a copy to (which copy shall not constitute notice):

Sullivan & Cromwell LLP

1888 Century Park East

Los Angeles, California 90067-1725

Attn: Alison S. Ressler; Bradley S. King

E-mail: resslera@sullcrom.com; kingbrad@sullcrom.com

If to the Sellers, to:

Canada Pension Plan Investment Board

One Queen Street East, Suite 2500

Toronto, ON M5C 2W5, Canada

Attn: Senior Managing Director and General Counsel

E-mail: legalnotice@cppib.com

IKAV Impact S.a.r.l.

1201 Louisiana Street, Suite 3400

Houston, Texas 77002

Attn: Bobby Saadati

E-mail: bsaadati@ikav.com

Oaktree Capital Management

333 South Grand Ave., 28th Floor

Los Angeles, California 90071

Attn: Robert LaRoche, Brook Hinchman, Samuel Williams and Jordan Mikes

E-mail: rlaroche@oaktreecapital.com;

bhinchman@oaktreecapital.com; swilliams@oaktreecapital.com;

jmikes@oaktreecapital.com

With a copy to (which copy shall not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attn: David S. Allinson; Thomas G. Brandt

E-mail: david.allinson@lw.com; thomas.brandt@lw.com

solely with respect to notices provided to any Oaktree Holder, to:

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

Attention: Jhett R. Nelson, P.C.; Adam Garmezy

E-Mail: jhett.nelson@kirkland.com; adam.garmezy@kirkland.com or, if to a transferee of a Holder, to the transferee at the address specified pursuant to Section 3.3 below. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight deliver.

Section 3.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.3 Assignment of Rights. All or any portion of the rights and obligations of any Holder under this Agreement may be transferred or assigned by such Holder only in accordance with this Section 3.3. The rights to cause the Company to include Registrable Securities in any registration statement contemplated by this Agreement may be transferred or assigned by any Holder with a transfer of Registrable Securities to any Affiliate of such Holder that is not a portfolio company; provided, that (a) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned and (b) as a condition to the effectiveness of such transfer, each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Holder under this Agreement. The Company may not transfer or assign any portion of its rights and obligations under this Agreement without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities, except that the Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction.

Section 3.4 Recapitalization Affecting the Stock. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares of Common Stock or other securities constituting Registrable Securities which would adversely affect the ability of any Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.

Section 3.5 Specific Performance. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Section 3.17, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 3.5, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 3.5. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 3.5, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 3.6 Counterparts. This Agreement may be executed in two or more counterparts, including via facsimile or email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 3.7 Rules of Construction.

(a) Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

(b) The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. Unless the context otherwise requires, all references to a specific time shall refer to Los Angeles time. The word “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” The term “dollars” and the symbol “$” mean United States Dollars. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(c) In this Agreement, except as the context may otherwise require, references to: (i) any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Authority includes any successor to that Authority; (iii) any applicable law refers to such applicable law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable law or other law include any successor to such section; and (iv) “days” mean calendar days; when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

Section 3.8 Governing Law; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(b) THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 3.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 3.8.

Section 3.9 Severability of Provisions. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger Agreement and this Agreement may be consummated as originally contemplated to the greatest extent possible. Except as otherwise contemplated by this Agreement, in response to an order from a court or other competent authority for any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, to the extent that a party took an action inconsistent with this Agreement or failed to take action consistent with this Agreement or required by this Agreement pursuant to such order, such party shall not incur any liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order.

Section 3.10 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Merger Agreement, the Stockholders’ Agreements, and any other documents and instruments executed pursuant hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement, express or implied, limits or supersedes the Lock-Up Restriction.

Section 3.11 Amendment. This Agreement may be amended only by means of a written amendment signed by each of the parties hereto or thereto affected by such amendment; provided, however, that (i) Article II may only be amended by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities held by each Member Holder Group and (ii) no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.12 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Sellers (and their transferees or assignees) and the Company shall have any obligation hereunder and that no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Seller or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Seller or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of any Seller under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.

Section 3.13 Confidentiality of Records. Except as otherwise permitted in a Stockholder’s Agreement, each of the parties shall, and shall cause its Affiliates to, keep confidential, disclose only to its Affiliates or representatives and use only in connection with the transactions contemplated by this Agreement all information and data obtained by them from the other party or its Affiliates or representatives relating to such other party or the transactions contemplated hereby (other than information or data that (i) is or becomes available to the public other than as a result of a breach of this Section, (ii) was available on a non-confidential basis prior to its disclosure to or by one party to another, or (iii) becomes available to one party on a non-confidential basis from a source other than the other party; provided, that, such source is not known by the receiving party, after reasonable inquiry, to be bound by a confidentiality agreement with either of the non-receiving parties or their representatives and is not otherwise prohibited from transmitting the information to the receiving party by a contractual, legal or fiduciary obligation), unless disclosure of such information or data is required by applicable law, regulation or stock exchange listing standard or is requested by an Authority with competent jurisdiction over the disclosing party.

Section 3.14 Independent Nature of each Seller’s Obligations. The obligations of each Seller under this Agreement are several and not joint with the obligations of the other Seller, and no Seller shall be responsible in any way for the performance of the obligations of the other Seller under this Agreement. Nothing contained herein, and no action taken by either Seller pursuant hereto, shall be deemed to constitute such Seller as a partnership, an association, a joint venture or any other kind of group or entity with the other Seller, or create a presumption that such Seller is in any way acting in concert or as a group with the other Seller with respect to such obligations or the transactions contemplated by this Agreement. Each Seller shall be entitled to independently protect and enforce its rights, including, the rights arising out of this Agreement, and it shall not be necessary for the other Seller to be joined as an additional party in any proceeding for such purpose.

Section 3.15 Further Assurances. The Company and each of the Holders shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

Section 3.16 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 3.17 Termination. This Agreement shall terminate with respect to any Holder on such date on which both (i) such Holder together with its Affiliates ceases to hold or Beneficially Own at least one percent of the issued and outstanding Common Stock and (ii) subject to such Holder’s compliance with Section 2.6, all Registrable Securities owned by such Holder may be sold without restriction (including any limitation thereunder on volume or manner of sale without the need for current public information) pursuant to Rule 144; provided, that, the provisions of Section 2.7, Section 2.8, Section 2.9 and Article III shall survive such termination (such date, the “Termination Date” with respect to such Holder).

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CALIFORNIA RESOURCES CORPORATION

By:	/s/ Michael L. Preston
Name: Michael L. Preston
Title: Executive Vice President, Chief Strategy Officer and General Counsel

Signature Page to Registration Rights Agreement

SELLERS: CPP INVESTMENT BOARD PRIVATE HOLDINGS (6), INC.

By:	/s/ James Jackson
Name: James Jackson
Title: Authorized Signatory

By:	/s/ David Chambers
Name: David Chambers
Title: Authorized Signatory

Signature Page to Registration Rights Agreement

IKAV IMPACT S.A.R.L.

By:	/s/ Constantin von Wasserschleben
Name: Constantin von Wasserschleben
Title: Director

SIMLOG, INC.

By:	/s/ Bobby Saadati
Name: Bobby Saadati
Title: President

IKAV ENERGY INC.

By:	/s/ Constantin von Wasserschleben
Name: Constantin von Wasserschleben
Title: Director

Signature Page to Registration Rights Agreement

OCM OPPS XB AIF HOLDINGS (DELAWARE), L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, LLC
Its:	General Partner

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

By:	/s/ Robert LaRoche
Name: Robert LaRoche
Title: Authorized Signatory

OAKTREE HUNTINGTON INVESTMENT FUND II AIF (DELAWARE), L.P. – CLASS C

By:	Oaktree Fund AIF Series, L.P. - Series N
Its:	General Partner

By:	Oaktree Fund GP AIF, LLC
Its:	General Partner

By:	Oaktree Fun GP III, L.P.
Its:	Managing Member

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

By:	/s/ Robert LaRoche
Name: Robert LaRoche
Title: Authorized Signatory

OCM OPPS XI AIV HOLDINGS (DELAWARE), L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, LLC
Its:	General Partner

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

By:	/s/ Robert LaRoche
Name: Robert LaRoche
Title: Authorized Signatory

OCM AERA E HOLDINGS, LLC

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, LLC
Its:	General Partner

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

By:	/s/ Robert LaRoche
Name: Robert LaRoche
Title: Authorized Signatory

OAKTREE HUNTINGTON INVESTMENT FUND II AIF (DELAWARE), L.P. – CLASS G

By:	Oaktree Fund AIF Series, L.P. - Series N
Its:	General Partner

By:	Oaktree Fund GP AIF, LLC
Its:	General Partner

By:	Oaktree Fun GP III, L.P.
Its:	Managing Member

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

By:	/s/ Robert LaRoche
Name: Robert LaRoche
Title: Authorized Signatory

Signature Page to Registration Rights Agreement